UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2011

AVANTAIR, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-51115	20-1635240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4311 General Howard Drive, Clearwater, Florida 33762
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (727) 539-0071

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2011, Avantair, Inc. (the "Company") announced that Stephen Wagman, age 51, was appointed to the position of Executive Vice President of Finance and Operations, effective July 14, 2011.  Prior to joining Avantair, Mr. Wagman served as Chief Financial Officer of Turtle Wax, Inc., a privately-held consumer products manufacturing and sales company in Willowbrook, IL., from October 2009 to February 2011.  From June 2008 to September 2009, Mr. Wagman consulted with and served as an officer for SYMX Technologies, Inc., a privately-held radio frequency identification systems firm.in Miami, Florida.  Prior to SYMX, Mr. Wagman served as Executive Vice President and Chief Financial Officer at TOUSA, Inc., a Hollywood, Florida homebuilder, from January 2007 to January 2008.  Prior to TOUSA, from July 2005 to December 2006, Mr. Wagman served as Executive Vice President and Treasurer at MasTec, Inc., a publicly traded Coral Gables, Florida infrastructure services company.

In connection with Mr. Wagman’s employment, on July 14, 2011, the Company entered into an employment agreement with a three (3) year term (“Employment Agreement”).  On or about September 30, 2011, the Company’s intends to appoint Mr. Wagman as Chief Financial Officer (“CFO”) of the Company, subject to approval by the Company’s Board of Directors (“Board”).  Simultaneously with this appointment, it is expected that the Company’s existing Chief Financial Officer, Richard A. Pytak Jr., will transition into the role of the Chief Accounting Officer.  As a result of such appointment to CFO, Mr. Wagman shall not be entitled to any additional compensation or benefits of any type and the terms of the Employment Agreement shall remain in full force and effect.  The Employment Agreement provides Mr. Wagman with the following compensation and benefits:

•	Annual base salary of $375,000, subject to annual review by the Board or the Company’s Compensation Committee;

•
30,000 shares of restricted stock granted, subject to a three (3) year vesting period, with one-third of the shares vesting upon each of the first three anniversaries of the date of the Employment Agreement, subject to Mr. Wagman’s continued employment with the Company on each vesting date;

•
425,000 stock options granted, exercisable at $2.25 per share, subject to a three (3) year vesting period, with one-third of the stock options vesting upon each of the first three anniversaries of the date of the Employment Agreement, subject to Mr. Wagman’s continued employment with the Company on each vesting date and the Company achieving certain financial target goals; provided, however, in the event that less than 100% of the financial target goals are met for each fiscal year during the term of the Employment Agreement, but at least 80% of the goals for such fiscal year are achieved, only one-sixth of the stock options shall vest in lieu of the one-third and the remaining one-sixth shall be forfeited but may eligible for re-vesting in the event of any renewals of the Employment Agreement;

•
Participation in the Company’s annual and long-term incentive programs based upon Mr. Wagman receiving 40% of his base salary if the Company’s target performance level is reached and under the long-term incentive, Mr. Wagman shall receive 70% of his base salary if the Company’s target performance level is reached;

•	Participate in all benefit programs, including the 401(k) plan, established and made available to its employees; and

•	Reimbursement for any reasonable out-of-pocket expenses incurred in the course of employment.

Termination Benefits

If the Employment Agreement is terminated by Mr. Wagman voluntarily without good reason, Avantair shall have no further obligations following the effective date of termination other than to pay him for any accrued but unpaid base salary and reimbursable expenses.

If the Employment Agreement is terminated by Avantair for cause, Mr. Wagman will not be entitled to and shall not receive any compensation or benefits of any type following the effective date of the termination, except for any accrued but unpaid compensation or benefits as of the effective date of termination.

If the Employment Agreement is terminated by Avantair without cause, then Mr. Wagman will be entitled to:

•	any then accrued but unpaid base salary and performance bonus as of the date of termination; and
•	payment of the base salary in effect at the time of termination for a period of 12 months and continuation of health insurance for a period of 18 months.

In the Employment Agreement, “cause” means:

•
Mr. Wagman’s fraud or breach of fiduciary obligations in connection with the performance of his duties with Avantair (including but not limited to any acts of embezzlement or misappropriation of funds);

•	Mr. Wagman’s indictment for a felony or plea of guilty or nolo contendere to a felony charge or any criminal act involving moral turpitude;
•
Mr. Wagman’s being under the influence of any drugs (other than prescription medicine or other medically-related drugs to the extent that they are taken in accordance with their directions) or repeatedly being under the influence of alcohol, during the performance of his duties under his Employment Agreement, or, while under the influence of such drugs or alcohol, engaging in grossly inappropriate conduct during the performance of his duties under his Employment Agreement;

•	Mr. Wagman’s refusal to substantially perform his duties under his Employment Agreement, except in the event that the employee becomes permanently disabled or dies;
•	Mr. Wagman’s willful misconduct or gross negligence in connection with his employment; and
•	Mr. Wagman’s material violation of any Avantair policies or procedures relating to harassment, discrimination or insider trading; or his material breach of any provision of his Employment Agreement.

In addition, Mr. Wagman’s interest in any unvested stock options or restricted stock which has been granted subject to a vesting or he is otherwise eligible under the terms of the related agreements or for which he was scheduled to become eligible at any time during the then applicable Employment Period will fully vest on the effective date of a termination without cause.

If the Employment Agreement is terminated by Avantair without cause during a change in control period, then Mr. Wagman would be entitled to:

•	any then accrued but unpaid base salary and performance bonus as of the date of termination; and
•	payment of the base salary in effect at the time of termination for a period of 36 months and continuation of health insurance for a period of 36 months.

In the agreement, “change of control” means:

•
the acquisition, in one or more transactions, by any Person of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 50.0% of (A) all shares of capital stock of the Company to be outstanding immediately following such acquisition, or (B) the combined voting power of all shares of capital stock of Company  to be outstanding immediately following such acquisition that are entitled to vote generally in the election of directors (the shares described in clauses (A) and (B), collectively “Company Voting Stock”);

•	the closing of a sale or other conveyance of 40.0% or more of the assets of Company;
•
individuals who, as of July 14, 2011, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a member of the Board (a “Director”) subsequent to July 14, 2011 whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the Directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be deemed to have been a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

•
the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction, persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100.0% of such surviving entity) are not persons who, immediately prior to such transaction, held Company Voting Stock.

If the Employment Agreement is terminated by the executive for good reason; provided, however, Mr. Wagman has been employed by the Company for at least 12 months following the Effective Date of the Employment Agreement or for disability, then Mr. Wagman would be entitled to:

•	any then accrued but unpaid base salary and performance bonus as of the date of termination; and
•	payment of the base salary in effect at the time of termination for a period of 12 months and continuation of health insurance for a period of 18 months.

In the agreement, “good reason” means:

•	Avantair’s willful material breach of any provision of Mr. Wagman’s Employment Agreement;
•
any material adverse change in Mr. Wagman’s position, authority, duties or responsibilities (other than a change due to his permanent disability or as an accommodation under the Americans With Disabilities Act) which results in: (A) a diminution in any material respect in his position, authority, duties, responsibilities or compensation, which diminution continues in time over at least thirty (30) days, such that it constitutes an effective demotion; or (B) a material diversion from Mr. Wagman’s performance of the functions of his position, excluding for this purpose material adverse changes made with his written consent or due to Mr. Wagman’s termination for cause or termination by Mr. Wagman without good reason;

•
relocation of Avantair’s headquarters and/or Mr. Wagman’s regular work address to a location which requires him to travel more than forty (40) miles from his place of employment on the date of his Employment Agreement; or Avantair’s failure to pay Mr. Wagman his base salary for which the minimum 12 month employment requirement shall not apply in order to receive the above mentioned severance benefits.

            The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  Additional information regarding the foregoing is also contained in the press release attached hereto as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	EXHIBITS.

10.1	Employment Agreement, effective July 14, 2011, by and between Avantair, Inc. and Stephen M. Wagman
99.1	Press Release dated July 19, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANTAIR, INC.

Date: July 19, 2011	By:	/s/ Steven F. Santo
Steven F. Santo
Chief Executive Officer
(Authorized Officer and Principal Executive Officer)

EXHIBIT INDEX

EXHIBITS.

10.1	Employment Agreement, effective July 14, 2011, by and between Avantair, Inc. and Stephen A. Wagman
99.1	Press Release dated July 19, 2011